Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Consolidated Financial Statements

As of December 31, 2008 and 2007 and for the

Years Ended December 31, 2008, 2007 and 2006

Independent Auditor’s Report

The Board of Directors

Rainbow National Services LLC:

We have audited the accompanying consolidated balance sheets of Rainbow National Services LLC and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, member’s deficiency and cash flows for each of the years in the three-year period ended December 31, 2008.  In connection with our audits of the consolidated financial statements, we also have audited the related consolidated financial statement schedule (Schedule II, Valuation and Qualifying Accounts).  These consolidated financial statements and the accompanying consolidated financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Rainbow National Services LLC is an indirect wholly owned subsidiary and operates as an integral part of Cablevision Systems Corporation (“Cablevision”).  As described in Notes 1, 9 and 10, these consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of Rainbow National Services LLC could differ from those that might have resulted had Rainbow National Services LLC been operated autonomously or as an entity independent of Cablevision.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rainbow National Services LLC and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the accompanying consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, with respect to financial assets and financial liabilities, as of January 1, 2008 and the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007.

/s/ KPMG LLP

Melville, New York

February 27, 2009

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$13,502	$51,992
Accounts receivable, trade (less allowance for doubtful accounts of $667 and $1,639)	149,936	145,961
Accounts receivable-affiliates, net	9,995	1,625
Program rights, net	145,180	117,365
Prepaid expenses and other current assets	37,751	16,891
Deferred tax asset	3,406	1,207
Total current assets	359,770	335,041

Property and equipment, net of accumulated depreciation of $22,640 and $19,984	24,480	27,277
Program rights, net	478,954	392,969
Deferred carriage fees, net	108,554	126,936
Deferred financing costs, net of accumulated amortization of $9,888 and $6,945	13,699	13,701
Affiliation agreements and affiliate relationships, advertiser relationships and other definite lived intangible assets, net of accumulated amortization of $473,099 and $419,107	224,038	277,500
Goodwill	51,228	50,957
Other assets	17,662	18,028
	$1,278,385	$1,242,409
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$12,826	$16,508
Accrued liabilities:
Interest	20,694	21,886
Employee related costs	18,278	18,168
Deferred carriage fees payable	2,676	18,873
Other accrued expenses	9,265	8,233
Accounts payable to affiliates, net	11,208	26,756
Program rights obligations	108,870	99,814
Deferred revenue	9,363	13,688
Liability under derivative contracts	2,697	—
Bank debt	25,000	25,000
Capital lease obligations	648	737
Total current liabilities	221,525	249,663

Program rights obligations	334,709	296,529
Deferred tax liability, net	104,899	102,510
Senior notes	299,014	298,745
Senior subordinated notes	323,564	323,311
Bank debt	675,000	475,000
Capital lease obligations	12,006	15,492
Accounts payable to affiliates	1,270	—
Other liabilities	16,167	15,005
Total liabilities	1,988,154	1,776,255
Commitments and contingencies Member’s deficiency	(709,769)	(533,846)

	$1,278,385	$1,242,409

See accompanying notes to
consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands)

	Years Ended December 31,
	2008	2007	2006

Revenues, net	$741,482	$668,771	$601,698

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	209,337	190,692	175,168
Selling, general and administrative	207,595	177,554	167,783
Restructuring expense	92	1,627	—
Depreciation and amortization	59,276	59,329	61,496
	476,300	429,202	404,447

Operating income	265,182	239,569	197,251

Other income (expense):
Interest expense	(91,017)	(111,170)	(125,195)
Interest income	1,282	1,061	3,840
Write-off of deferred financing costs	—	(2,919)	(6,084)
Loss on extinguishment of debt	—	(19,113)	—
Loss on derivative contracts	(2,843)	—	—
Miscellaneous, net	(785)	390	(48)
	(93,363)	(131,751)	(127,487)

Income before income taxes	171,819	107,818	69,764
Income tax expense	(66,414)	(42,978)	(26,634)
Income before cumulative effect of a change in accounting principle	105,405	64,840	43,130
Cumulative effect of a change in accounting principle, net of taxes	—	—	(121)
Net income	$105,405	$64,840	$43,009

See accompanying notes to
consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBER’S DEFICIENCY

(Dollars in thousands)

Balance, January 1, 2006	$(715,688)
Capital contributions	71,030
Capital distributions	(168,800)
Net income	43,009

Balance, December 31, 2006	(770,449)
Capital contributions	247,647
Capital distributions	(75,884)
Net income	64,840

Balance, December 31, 2007	(533,846)
Capital contributions	70,922
Capital distributions	(352,250)
Net income	105,405

Balance, December 31, 2008	$(709,769)

See accompanying notes to
consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2008	2007	2006

Cash flows from operating activities:
Income before cumulative effect of a change in accounting principle	$105,405	$64,840	$43,130
Adjustments to reconcile income before cumulative effect of a change in accounting principle to net cash provided by operating activities:
Depreciation and amortization	59,276	59,329	61,496
Cablevision share-based compensation expense allocations	7,934	7,005	10,749
Amortization of program rights	139,977	124,400	111,530
Amortization of deferred carriage fees	21,101	21,372	21,047
Amortization and write-off of deferred financing costs, discounts on indebtedness and other costs	3,479	6,344	9,826
Loss on extinguishment of debt	—	19,113	—
Provision for doubtful accounts	946	392	—
Investment securities received from a customer bankruptcy settlement	—	(777)	—
Unrealized loss on derivative contracts	2,697	—	—
Unrealized loss on investment securities	—	13	—
Unrealized foreign currency transaction loss (gain), net	104	(253)	10
Non-cash interest expense on capital lease obligations	—	172	—
Deferred income tax expense (benefit)	190	3,281	(14,651)
Changes in assets and liabilities:
Accounts receivable, trade	(5,025)	(21,371)	(12,548)
Accounts receivable-affiliates, net	(8,370)	210	271
Proceeds from the sale of trading securities	—	764	—
Prepaid expenses and other assets	(20,494)	(6,629)	(456)
Purchase of program rights	(253,777)	(173,566)	(115,382)
Deferred carriage fees	(2,747)	(3,195)	(8,777)
Accounts payable and accrued expenses	(8,229)	7,287	15,054
Accounts payable-affiliates, net	45,613	48,290	34,676
Program rights obligations, net	49,861	(5,099)	(10,700)
Deferred carriage fees payable	(16,127)	(25,488)	(17,208)
Other long-term liabilities	704	191	(1,260)
Net cash provided by operating activities	122,518	126,625	126,807

Cash flows from investing activities:
Capital expenditures	(4,892)	(6,968)	(5,219)
Payments for acquisition of a business	(227)	—	—
Net cash used in investing activities	(5,119)	(6,968)	(5,219)

Cash flows from financing activities:
Cash distributions to parent	(352,250)	(74,820)	(168,800)
Cash contributions from parent	—	203,000	—
Additions to deferred financing costs	(2,941)	—	(5,535)
Proceeds from bank debt	276,000	23,000	538,000
Repayment of bank debt	(76,000)	(33,000)	(623,500)
Redemption of senior subordinated notes	—	(193,158)	—
Principal payments on capital lease obligations	(698)	(606)	(1,836)
Net cash used in financing activities	(155,889)	(75,584)	(261,671)

Net (decrease) increase in cash and cash equivalents	(38,490)	44,073	(140,083)

Cash and cash equivalents at beginning of year	51,992	7,919	148,002

Cash and cash equivalents at end of year	$13,502	$51,992	$7,919

See accompanying notes to
consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1.                BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations (see also notes 9 and 10).  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Regulation S-X of the Securities and Exchange Commission (“SEC”) for annual financial information as required by the Company’s indentures (see note 5) even though the Company is not a reporting company under the Securities Exchange Act of 1934.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes affiliate fee revenue from cable system operators, direct broadcast satellite operators and telecommunication companies as programming is provided.  Advertising revenues are recognized when commercials are aired.  Through 2006, advertising revenue was recorded in accordance with the broadcast year which ends on the Sunday on or prior to December 31st.  For 2006, both the broadcast and calendar years ended on December 31, 2006.   Effective January 1, 2007, advertising revenue is recorded based on the calendar year.  In some advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance becomes remote.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company, together with other subsidiaries of Cablevision, may enter into affiliation agreements which are documented in one or more contracts; however, negotiated contemporaneously.  Amounts paid/received by other subsidiaries of Cablevision or the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Where Cablevision has incurred a cost incremental to fair value and the Company has received a benefit incremental to fair value from these negotiations in the form of increased affiliate fee revenues, Cablevision charges the Company for the incremental amount.  Likewise, where the Company has incurred a cost incremental to fair value and Cablevision has received a benefit incremental to fair value from these negotiations in the form of decreased programming costs, the Company charges Cablevision for the incremental amount. Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Technical and Operating Expenses

Cost of revenues related to programming services including, but not limited to, license fees, amortization of program rights, and programming and production costs, are classified as technical and operating expenses in the consolidated statements of income.

Advertising Expenses

Advertising costs are charged to expense when incurred and are included in selling, general and administrative expenses in the consolidated statements of income.  Advertising costs were $68,624, $52,648 and $44,189 for the years ended December 31, 2008, 2007, and 2006, respectively.

Cash and Cash Equivalents

The Company’s cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor’s and Moody’s Investors Service.  The Company selects money market funds that predominantly invest in marketable, direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.   The Company

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

Accounts Receivable

The Company assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Program Rights

Rights to programming, including feature films and episodic series, acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed, unless there is uncertainty with respect to either cost, acceptability or availability, then the earlier of when the uncertainty is resolved, or when the license period has begun.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  The Company periodically reviews the programming usefulness of its program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness of exhibition.  If it is determined that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films is recorded in technical and operating expense.  There were no impairment charges recorded in the three years ended December 31, 2008.

Owned original programming is produced for the Company by independent production companies.  Any owned original programming costs qualifying for capitalization as program rights are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue.  Projected program usage is based on the historical performance of similar content.  Estimated cash flows can change based upon programming market acceptance, levels of affiliate fee revenue and advertising revenue, and program usage.    Accordingly, the Company periodically reviews revenue estimates and planned usage and revises its assumptions if necessary which could impact the timing of amortization expenses.  Owned original programming costs qualifying for capitalization, net of amortization expense, amounted to $12,470 and $11,100, for the years ended December 31, 2008 and 2007, respectively.  There were no such amounts that qualified for capitalization for the year ended December 31, 2006.

Long-Lived and Indefinite-Lived Assets

Property and equipment are carried at cost.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

the assets’ useful lives and reported in depreciation and amortization in the consolidated statements of income.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliate relationships, advertiser relationships, other amortizable intangibles and goodwill.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Goodwill has an indefinite useful life and is not amortized.

The Company reviews its long-lived assets (property and equipment, and intangible assets subject to amortization that arose from business acquisitions accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business acquisition.

Program Rights Obligations

Amounts payable subsequent to December 31, 2008 for program rights obligations are as follows:

Years Ending December 31,

2009	$108,870
2010	91,394
2011	72,133
2012	57,753
2013	42,721
Thereafter	70,708
$443,579

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and Rainbow Media Holdings LLC (“Rainbow Media Holdings”), the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

obligations for which they are jointly and severally liable. Such payments initially amounted to $84,000 in total of which $33,000 remained unpaid at December 31, 2008 and is included in the amounts above.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003.  Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $2,625, $2,826, and $1,817 during 2008, 2007, and 2006, respectively.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments made by affiliates for the years ended December 31, 2008, 2007, and 2006, were treated as deemed capital contributions in the consolidated statements of member’s deficiency.

Deferred Carriage Fees

Deferred carriage fees represent amounts paid or payable to cable system operators, direct broadcast satellite operators and telecommunication companies to guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related guarantee (4 to 13 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense ratably over the life of the related debt.

Income Taxes

The Company’s provision for income taxes is based on current period income, changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions. Deferred tax assets are subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.  Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.  The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (“FIN 48”), on January 1, 2007.  The adoption of FIN 48 on January 1, 2007 had no impact on the Company’s consolidated financial statements.

The Company was included in the consolidated federal income tax return of Cablevision for the years presented herein.  The income tax expense presented in the consolidated statements of income is based upon the taxable income of the Company on a separate return basis.  Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $60,363, $34,761, and $39,810 for the years ended December 31, 2008, 2007, and 2006, respectively.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Comprehensive Income

Comprehensive income for the years ended December 31, 2008, 2007, and 2006 equals net income for the respective periods.

Share-Based Payments

In connection with Cablevision’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, on January 1, 2006, the Company recorded an allocated charge of $121 as a cumulative effect of a change in accounting principle, net of taxes of $72, in the Company’s consolidated statement of income for 2006.  Cablevision records share-based compensation expense during the period based on the fair value of the portion of share-based payment awards that are ultimately expected to vest.  Cablevision uses the Black-Scholes valuation model in determining the fair value of share-based payments.  Effective January 1, 2006, Cablevision recognizes the cost for previously granted share-based awards under the accelerated attribution method and recognizes the compensation expense for new share-based awards on a straight-line basis over the requisite service period.

Foreign Currency Transactions

The Company has no foreign operations, but has a limited number of trade receivables denominated in a foreign currency, primarily Canadian dollars.  The Company recognized $712, $479 and $(10) of foreign currency transaction gains (losses) for the years ended December 31, 2008, 2007 and 2006, respectively, related to those receivables denominated in a foreign currency from affiliation agreements with foreign cable system and direct broadcast satellite operators.  Such amounts are included in miscellaneous, net in the consolidated statements of income.

Cash Flows

During 2008, 2007 and 2006, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2008	2007	2006
Non-Cash Investing and Financing Activities:
Deemed capital (distribution) contribution due to (adjustment) push down of intangible asset basis (see Note 4)	$—	$(1,629)	$27,625
Deemed capital contributions for payments of program rights obligations by affiliates	2,625	2,826	1,817
Deemed capital contributions from affiliate related to the allocation of income and other taxes	60,363	34,816	39,810
Capital lease obligations (see Note 3)	—	6,547	11,751
Allocation of Cablevision share-based compensation expense in the form of a deemed capital contribution	7,934	7,005	10,749
Cumulative effect of a change in accounting principle	—	—	121

Supplemental Data:
Cash interest paid	88,730	119,402	117,589
Income taxes paid	2,641	3,012	1,976

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Derivative Financial Instruments

The Company accounts for derivative financial instruments as either assets or liabilities measured at fair value.  The Company’s embedded derivative financial instruments are clearly and closely related to the host contracts; therefore, such derivative financial instruments are not accounted for on a stand-alone basis.   The Company uses derivative instruments to manage its exposure to market risks from changes in interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“Statement No. 157”).  Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Under Statement No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  This Statement applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, this

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Statement does not require any new fair value measurements.  Statement No. 157 became effective for the Company on January 1, 2008 with respect to financial assets and financial liabilities.   The FASB has deferred the adoption of Statement No. 157 for nonfinancial assets and nonfinancial liabilities to be effective for the Company on January 1, 2009.  The adoption of Statement No. 157 by the Company had no impact on the Company’s consolidated financial statements with respect to financial assets and financial liabilities (see note 7).   The Company has not yet determined the impact of Statement No. 157 as it relates to nonfinancial assets and nonfinancial liabilities on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“Statement No. 159”).  Statement No. 159 permits entities to elect, at specified election dates, to measure eligible financial instruments and certain other items at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred.  Statement No. 159 became effective as of January 1, 2008 for the Company.  The adoption of Statement No. 159 did not have any impact on the Company’s financial position or results of operations as of and for the year ended December 31, 2008, as the Company did not elect to measure any eligible financial instruments or certain other items at fair value.

In October 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-3 Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.  FSP No. FAS 157-3 clarifies the application of Statement No. 157 in a market that is not active, and addresses application issues such as the use of internal assumptions when relevant observable data does not exist, the use of observable market information when the market is not active, and the use of market quotes when assessing the relevance of observable and unobservable data.  FSP No. FAS 157-3 was effective upon issuance and is effective for all periods presented in accordance with Statement No. 157.  The adoption of FSP No. FAS 157-3 did not have any impact on the Company’s consolidated financial statements or on the fair values of the Company’s financial assets and liabilities.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“Statement No. 141R”).  Statement No. 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date.  Statement No. 141R is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009. The provisions of Statement No. 141R will not impact the Company’s financial statements for prior periods.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“Statement No. 161”).  Statement No. 161 requires specific disclosures regarding the location and amounts of derivative instruments in the Company’s financial statements; how derivative instruments and related hedged items are accounted for; and how

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

derivative instruments and related hedged items affect the Company’s financial position, financial performance, and cash flows. Statement No. 161 is effective for the Company on January 1, 2009.  The Company will provide the required disclosures regarding derivative instruments in 2009.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets.  FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  FSP No. FAS 142-3 is effective for the Company on January 1, 2009.  The Company has not yet determined the impact FSP No. FAS 142-3 will have on its consolidated financial statements.

In December 2007, the FASB issued EITF 07-1, Accounting for Collaborative Arrangements (“EITF 07-1”). EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the disclosure requirements related to these arrangements. EITF 07-1 is effective for the Company on January 1, 2009.  The Company has not yet determined the impact EITF 07-1 will have on its consolidated financial statements.

NOTE 2.                RESTRUCTURING

During 2008 and 2007, the Company recorded restructuring charges of $92 and $1,627 for employee severance.  At December 31, 2008 and 2007, there were no unpaid balances.  There were no restructuring charges for the year ended December 31, 2006.

NOTE 3.                PROPERTY AND EQUIPMENT

Property and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2008	2007	useful lives

Program, service and test equipment	$18,653	$16,049	2 to 13 years
Satellite equipment	13,924	16,356	13 years
Furniture and fixtures	1,867	3,130	2 to 8 years
Microwave and transmission equipment	11,805	10,875	5 to 7 years
Leasehold improvements	871	851	Term of lease
	47,120	47,261
Less accumulated depreciation and amortization	22,640	19,984
	$24,480	$27,277

Depreciation expense on property and equipment (including capital leases) amounted to $5,284, $4,935 and $5,780, respectively, for the years ended December 31, 2008, 2007 and 2006.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

At December 31, 2008 and 2007, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2008	2007

Satellite equipment	$13,924	$16,356
Less accumulated amortization	(2,745)	(1,586)
	$11,179	$14,770

In 2008, the Company transferred a capital lease asset for transponder space to certain affiliates which resulted in a decrease in property and equipment, net, of $2,432, a decrease in a capital lease obligation for transponder space of $2,877, and an increase in accounts payable to affiliates of $445.

In 2007, the Company entered into a lease for transponder space qualifying for capitalization resulting in an increase in satellite equipment of $6,547.  Additionally, in 2007, the Company transferred a capital lease asset for transponder space to an affiliate which resulted in a decrease in property and equipment, net, of $1,285, a decrease in a capital lease obligation for transponder space of $1,391, and an increase in accounts payable to affiliates of $106.

NOTE 4.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2008 and December 31, 2007:

	December 31,		Estimated
	2008	2007	Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156	10 years
Advertiser relationships	90,898	90,738	7 to 10 years
Other intangibles	9,083	8,713	5 to 10 years
	697,137	696,607

Accumulated amortization
Affiliation agreements and affiliate relationships	408,130	364,023
Advertiser relationships	56,231	46,371
Other intangibles	8,738	8,713
	473,099	419,107
Amortizable intangible assets, net of accumulated amortization	224,038	277,500

Indefinite-lived intangible assets
Goodwill	51,228	50,957

Total intangible assets, net	$275,266	$328,457

Aggregate amortization expense
Years ended December 31, 2008 and 2007	$53,992	$54,394

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Estimated amortization expense
Year ending December 31, 2009	$52,432
Year ending December 31, 2010	51,636
Year ending December 31, 2011	51,636
Year ending December 31, 2012	46,474
Year ending December 31, 2013	21,855

The changes in the carrying amount of goodwill for the years ended December 31, 2008 and 2007 are as follows:

	AMC Networks	IFC	Total Company
Balance as of December 31, 2006	$38,904	$13,682	$52,586
Adjustments of basis from parent	(1,529)	(100)	(1,629)
Balance as of December 31, 2007	37,375	13,582	50,957
Goodwill relating to the acquisition of a film web site	271	—	271
Balance as of December 31, 2008	$37,646	$13,582	$51,228

During 2008, the Company acquired a film web site business for $227 cash, including acquisition costs, and recorded a liability of $574 for the net present value of additional annual required payments of $185 through 2012.  In allocating the $801 purchase price, the Company recorded intangible assets of $160, $370 and $271 for advertiser relationships, other intangibles and goodwill, respectively.

During 2007, an adjustment of $1,629 was recorded to reduce goodwill that was pushed down to the Company from Rainbow Media Holdings in prior years.  This adjustment to basis was recorded as a deemed capital distribution to Rainbow Media Holdings amounting to $1,064 in addition to the reduction of the related deferred income tax liability of $565.

NOTE 5.                                                 DEBT

Credit Facility

On July 5, 2006, the Company entered into a replacement bank facility providing for an $800,000 senior secured credit facility (the “Credit Facility”), which consists of a $500,000 term A loan facility and a $300,000 revolving credit facility which was used primarily to refinance its then existing credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The Credit Facility allows the Company to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, the Company and the lenders will enter into a supplement to the Credit Facility with terms and conditions that are no more restrictive than those in the Credit Facility.  There are no commitments from the lenders to fund this incremental facility other than the $280,000 incremental revolver supplement (“Incremental Revolver”) entered into on June 3, 2008 discussed below.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

On July 5, 2006, the Company borrowed the entire $500,000 term A loan and $10,000 under the revolving credit facility. The Company used the $510,000 borrowed under the Credit Facility and $88,048 of additional available cash to repay all of its outstanding borrowings of $592,500, accrued interest and fees due under its August 2004 senior secured credit facility and to pay certain fees and expenses incurred in connection with the Credit Facility.  During 2006, the Company borrowed an additional $28,000 under the revolving credit facility which was repaid as of December 31, 2006. During 2007, the Company borrowed an additional $23,000 under the revolving credit facility and repaid the entire $33,000 outstanding balance under the revolving credit facility as of December 31, 2007.  In June 2008, the Company borrowed $210,000 under its revolving credit facility which was transferred to Rainbow Media Holdings and recorded as a capital distribution by the Company to its parent, Rainbow Programming Holdings, in connection with Rainbow Media Holding’s acquisition of Sundance Channel L.L.C. (see Note 17).  Further, during 2008, the Company borrowed an additional $66,000 under the revolving credit facility and repaid $25,000 and $51,000 of the outstanding balance under the term loan facility and the revolving credit facility, respectively.  Outstanding borrowings under the term loan facility and revolving credit facility were $475,000 and $225,000, respectively, at December 31, 2008.  The Company had $75,000 in undrawn revolver commitments at December 31, 2008.  The Company may use future borrowings under the Credit Facility to make investments, distributions and other payments permitted under the Credit Facility and for general corporate purposes. The borrowings under the Credit Facility may be repaid without penalty at any time.

Borrowings under the Credit Facility are direct obligations of the Company which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings, and are secured by the pledge of the stock of the Company and the stock of substantially all of its subsidiaries and all of the other assets of the Company and substantially all of its subsidiaries (subject to certain limited exceptions).

Borrowings under the Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the Credit Facility)) or the Eurodollar Rate (as defined in the Credit Facility). The interest rate under the Credit Facility varies, depending on the Company’s cash flow ratio (as defined in the Credit Facility), from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings. At December 31, 2008, the weighted average interest rates on the term A loan facility and amounts drawn under the revolving credit facility were 2.195% and 2.003%, respectively.

The $500,000 term A loan is to be repaid in quarterly installments of $6,250 in 2009 and 2010, $12,500 in 2011 and 2012, and $162,500 beginning on March 31, 2013 through its maturity date in June 2013.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

As defined in the Credit Facility, the financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to operating cash flow of 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to operating cash flow of 5.50 to 1.  Additional

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

The Company is in compliance with all of its financial covenants under its Credit Facility and Incremental Revolver as of December 31, 2008.

The Company is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

In connection with the Credit Facility, the Company incurred deferred financing costs of $5,535 in 2006 which are being amortized to interest expense over the term of the Credit Facility.  The Company recorded $6,084 as a write-off of deferred financing costs associated with the repayment of the August 2004 credit facility in July 2006.

Incremental Revolver

On June 3, 2008, the Company entered into an Incremental Revolver whereby the Company received commitments from lenders in the amount of $280,000.  The interest rate under the Incremental Revolver is 2.0% over the Eurodollar rate for Eurodollar-based borrowings and 1.0% over the Base Rate for Base Rate borrowings (as defined in the Incremental Revolver).  The Incremental Revolver matures on June 30, 2012 and the terms and conditions of the Incremental Revolver are no more restrictive than those of the Credit Facility.  The Company is obligated to pay fees of 0.375% per annum on any undrawn portion of the Incremental Revolver commitment balance.  Borrowings under the Incremental Revolver may be repaid without penalty at any time.  There were no borrowings outstanding under the Incremental Revolver facility at December 31, 2008.

In connection with the Incremental Revolver, the Company incurred deferred financing costs of $2,941, which are being amortized to interest expense over the four-year term of the Incremental Revolver.

Senior and Senior Subordinated Notes

As of December 31, 2008, the Company’s notes outstanding consist of $300,000 principal amount of 8 3/4% senior notes due September 1, 2012, and $325,000 principal amount of 10 3/8% senior subordinated notes due September 1, 2014 (following the partial redemption of the Company’s senior subordinated notes in August 2007 discussed below).  The senior notes and the senior subordinated notes were discounted $2,163 and $3,915, respectively, upon original issuance in 2004.  These notes are guaranteed by substantially all of the Company’s subsidiaries. Principal covenants include a limitation on the incurrence of additional indebtedness based upon a maximum ratio of total indebtedness to cash flow (as defined in the indentures) of 6.0 to 1, limitations on dividends and distributions, and limitations on investments and the ability to incur liens (according to the terms of the senior note indenture).

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

In July 2007, the Company entered into an equity commitment agreement with its sole member, Rainbow Programming Holdings, pursuant to which Rainbow Programming Holdings agreed to purchase additional membership interests in the Company for an aggregate purchase price of $203,000 which was recorded as a capital contribution by the Company.  The Company used the proceeds of the investment by Rainbow Programming Holdings to redeem $175,000 in aggregate principal amount of its 10 3/8% senior subordinated notes due 2014, representing 35% of the outstanding notes at a redemption price equal to 110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $19,113, representing the excess of the redemption price over the carrying value of the $175,000 principal amount, and wrote-off the related unamortized deferred financing costs of $2,919.

Additionally, the Company may redeem the senior notes, in whole or in part, at a redemption price equal to 104.375% of face value at any time through August 31, 2009, 102.188% of face value on or after September 1, 2009, and 100% on or after September 1, 2010.  The senior subordinated notes are redeemable, in whole or in part, at a redemption price equal to 105.188% of face value on or after September 1, 2009, 103.458% on or after September 1, 2010, 101.729% on or after September 1, 2011, and 100% on or after September 1, 2012.  The notes are redeemable at the redemption price plus accrued and unpaid interest through the redemption date.

The indentures under which the senior notes and the senior subordinated notes were issued contain various other covenants, which are generally less restrictive than those contained in the Credit Facility.

The Company has no independent assets or operations of its own, the guarantees under the senior notes and the senior subordinated notes are full and unconditional and joint and several, and the net assets of any subsidiaries of the Company other than the subsidiary guarantors are minor.  There are no restrictions on the ability of the Company or any of the subsidiary guarantors to obtain funds from its subsidiaries by dividend or loan.

Summary of Five-Year Debt Maturities

Total amounts payable by the Company under its various debt obligations (excluding capital leases) outstanding as of December 31, 2008, during the five years subsequent to December 31, 2008 are as follows:

Years Ending December 31,

2009	$25,000
2010	25,000
2011	50,000
2012	575,000
2013	325,000

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 6.                DERIVATIVE CONTRACTS

To manage interest rate risk, the Company has entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable rates (see below).  Such contracts effectively fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates.   The Company does not enter into interest rate swap contracts for speculative or trading purposes and it has only entered into transactions with counterparties that are rated investment grade.  The Company monitors the financial institutions that are counterparties to its interest rate swap contracts and it diversifies its swap contracts among various counterparties to mitigate exposure to any single financial institution.

In November 2008, the Company entered into interest rate swap contracts with a notional amount of $450,000 to effectively fix borrowing rates on a substantial portion of the Company’s floating rate debt.  These contracts are not designated as hedges for accounting purposes.  As a result of these transactions, the interest rate paid on approximately 81% of the Company’s debt (excluding capital leases) as of December 31, 2008 is effectively fixed (47% being fixed rate obligations and 34% is effectively fixed through utilization of these interest rate swap contracts).  The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2008:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company at December 31, 2008*
November 2009	$450,000	1.84%	1.20%

*                                         Represents the floating rate received by the Company under its interest rate swap contracts at December 31, 2008 and does not represent the rates to be received by the Company on future payments.

As of December 31, 2008, the interest rate swap contracts noted above had a fair value of $2,697, a liability position, as reflected under derivative contracts in the Company’s consolidated balance sheet.

The net unrealized losses resulting from changes in the fair value of the Company’s interest rate swap contracts and the net realized losses as a result of net cash interest expense for the year ended December 31, 2008 aggregating $(2,843) is reflected in loss on derivative contracts in the consolidated statement of income.

NOTE 7.                FAIR VALUE MEASUREMENT

As discussed in Note 1, the Company adopted Statement No. 157 on January 1, 2008 for certain financial assets and financial liabilities, which among other things, requires enhanced disclosures about assets and liabilities measured at fair value.  As of the date of adoption, the Company did not have any financial assets or financial liabilities within the scope of Statement No. 157.

As discussed in Note 6, the Company entered into interest rate swap contracts in November 2008.  The Company determines the fair value of interest rate swap contracts by discounting expected cash flows using market interest rates commensurate with the credit quality and duration of the contracts.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

The fair value hierarchy as outlined in Statement No. 157 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•                  Level I - Quoted prices for identical instruments in active markets.

•                  Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•                  Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis at December 31, 2008:

	Level I	Level II	Level III	Total
Assets:
Cash equivalents	$—	$11,996	$—	$11,996
Liabilities:
Liabilities under derivatives contracts	—	2,697	—	2,697

The Company’s cash equivalents are classified within Level II of the fair value hierarchy because they are valued primarily on inputs that can be observed with market price information and other relevant information from third-party pricing services.

The Company’s liabilities under derivative contracts are valued using market-based inputs to valuation models.  These valuation models require a variety of inputs, including contractual terms and interest rate yield curves.  When appropriate, valuations are adjusted for various factors such as liquidity and credit considerations.  Such adjustments are generally based on available market evidence.  Since model inputs can generally be verified and do not involve significant management judgment, the Company has concluded that these instruments should be classified within Level II of the fair value hierarchy.

As a result of the Company’s adoption of Statement No. 157, the Company began to consider the impact of credit risk when measuring the fair value of its derivative asset and/or liability positions, as applicable.

NOTE 8.                LEASES

Cablevision, and companies owned or managed by Cablevision, lease certain office and transmission facilities under long-term lease agreements with non-affiliates.  The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs or credits. The Company pays its share of monthly lease payments for the portion of the premises occupied by its employees.  Rent expense incurred by the Company which was allocated by Cablevision or a company owned or managed by Cablevision for such leases was $3,715, $2,097 and $1,484, for the years ended December 31, 2008, 2007 and 2006, respectively.

Certain subsidiaries of the Company lease office facilities under long-term non-cancelable operating lease agreements with non-affiliates which expire at various dates through 2012.  The leases generally provide for fixed annual rentals plus certain other costs or credits.  Costs

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  Rent expense, which includes rent relating to office and transmission facilities through 2006, for the years ended December 31, 2008, 2007 and 2006 amounted to $632, $765, and $3,364, respectively.

The minimum future annual payments for all operating leases with non-affiliates (with initial or remaining terms in excess of one year) during the next five years from January 1, 2009 through December 31, 2013 and thereafter, at rates now in force are as follows:

2009	$1,026
2010	965
2011	944
2012	885
2013	141
Thereafter	—

Future minimum capital lease payments as of December 31, 2008 are as follows:

Year ending December 31, 2009	$1,866
Year ending December 31, 2010	1,866
Year ending December 31, 2011	1,866
Year ending December 31, 2012	1,866
Year ending December 31, 2013	1,866
Thereafter	11,763
Total minimum lease payments	21,093
Less amount representing interest (at 9.3%-10.4%)	8,439
Present value of net minimum future capital lease payments	12,654
Less principal portion of current installments	648
Long-term portion of obligations under capital leases	$12,006

NOTE 9.                AFFILIATE TRANSACTIONS

Allocations

The consolidated financial statements of the Company reflect the application of certain allocation policies of Cablevision and Rainbow Media Holdings, which are summarized below.  Management believes that these allocations have been made on a reasonable basis.  However, it is not practicable to determine whether the allocated amounts represent amounts that might have been incurred on a stand-alone basis, as there are no company-specific or comparable industry benchmarks with which to make such estimates.  Explanations of the composition and the amounts of the more significant allocations are described below.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Corporate General and Administrative Costs

General and administrative costs, including costs of maintaining corporate headquarters, facilities and common support functions (such as human resources, legal, finance, tax, accounting, audit, treasury, strategic planning, information technology, creative and production services, etc.) have been allocated to the Company by Cablevision and Rainbow Media Holdings.  Certain allocations are generally based on relative revenues or expenses of the Company in relation to those of consolidated Rainbow Media Holdings.  The remaining overhead, principally salaries of corporate executives, is primarily allocated based on management’s estimate of the level of effort expended on each business unit based on historical trends.  Such costs allocated to the Company amounted to $44,322, $40,085 and $37,277 for the years ended December 31, 2008, 2007 and 2006, respectively, and have been included in selling, general and administrative expenses.

Health and Welfare Plans

Employees of the Company participate in health and welfare plans sponsored by Cablevision.  Health and welfare benefit costs have generally been allocated by Cablevision based upon the proportionate number of participants in the plans.  Such costs amounted to $2,407, $1,824 and $1,542 for the years ended December 31, 2008, 2007 and 2006, respectively, and have been included in selling, general and administrative expenses.

Related Party Transactions

As described below, the Company provides services to and receives services from affiliates of Cablevision and Rainbow Media Holdings.  As many of these transactions are conducted between subsidiaries under common control of Cablevision, amounts charged for these services may not represent amounts that might have been received or incurred if the transactions were based upon arm’s length negotiations.

The Company distributes programming services to the pay television industry under contracts referred to as affiliation agreements.  Revenues earned under affiliation agreements with companies owned by or affiliated with Cablevision for the years ended December 31, 2008, 2007 and 2006 were $16,018, $15,293 and $14,214, respectively.

Rainbow Media Holdings pays the Company for advertising revenue earned in connection with an agreement between Rainbow Media Holdings and a third party entered into during 2000.  Such revenues were $396 and $361 for the years ended December 31, 2008 and 2007, respectively.  There were no revenues related to this arrangement for the year ended December 31, 2006.  In addition, the Company recorded advertising revenues of $24, $127 and $20 for the years ended December 31, 2008, 2007 and 2006, respectively, from subsidiaries of Rainbow Media Holdings. The Company incurred $652, $947 and $728 for the years ended December 31, 2008, 2007 and 2006, respectively, for advertising expenses charged by subsidiaries of Rainbow Media Holdings and Cablevision.

Rainbow Media Holdings provides affiliate sales support functions which primarily include salaries, facilities, and general and administrative costs to the Company.  These costs were

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

recorded in selling, general and administrative expenses and amounted to $7,410, $6,885 and $8,455 for the years ended December 31, 2008, 2007 and 2006, respectively.

Rainbow Media Holdings also provides various public relations, acquisitions, digital media and administrative support functions which primarily included salaries, facilities, and general and administrative costs to the Company.  These costs were recorded in selling, general and administrative expenses and amounted to $7,974, $8,835 and $8,527 for the years ended December 31, 2008, 2007 and 2006, respectively.

The Company provided certain general and administrative support functions and incurred certain general and administrative costs on behalf of affiliates of Rainbow Media Holdings.  These costs were credited to selling, general and administrative expenses and amounted to $226 for the year ended December 31, 2008.  No such similar costs were charged by the Company for the years ended December 31, 2007 and 2006.

The Company has the right to exhibit and promote films under contracts between the Company and subsidiaries of Rainbow Media Holdings in addition to subsidiaries of Rainbow Media Holdings having the right to exhibit and promote films under contracts between the Company and third parties.  Net amounts credited to technical and operating expense of the Company under these arrangements amounted to $981, $1,787 and $2,974 for the years ended December 31, 2008, 2007 and 2006, respectively.

The Company together with other subsidiaries of Cablevision, may enter into agreements with third parties in which the amounts paid/received by Cablevision, its subsidiaries, or the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.   Where other subsidiaries of Cablevision have incurred a cost incremental to fair value and the Company has received a benefit incremental to fair value from these negotiations in the form of increased affiliation fee revenues, the other subsidiaries of Cablevision charge the Company for the incremental amount.  In one such agreement executed in 2007, other subsidiaries of Cablevision charged the Company $2,433 which was recorded as deferred carriage fees by the Company and is being amortized as a reduction to revenue over the term of the related affiliation agreements.  Amortization of this charge amounted to $331 for the years ended December 31, 2008 and 2007.  In another such agreement executed in 2005, Cablevision charged the Company approximately $4,900, which was recorded as deferred carriage fees by the Company and is being amortized as a reduction to revenue over the remaining license period of the affiliation agreement.  Amortization of this charge amounted to $371 for each of the years ended December 31, 2008, 2007 and 2006.

Rainbow Network Communications (“RNC”), a subsidiary of Rainbow Media Holdings, provides certain transmission and production services to the Company.  The Company was charged $10,979, $9,159, and $8,550 in 2008, 2007 and 2006, respectively, for these services.  The Company has entered into agreements, as amended, that allow RNC to continue providing these services and to make capital purchases on the Company’s behalf for transmission related equipment through 2019.  Estimated future cash payments required under these agreements amount to $9,390 in 2009, $9,824 in 2010, $10,281 in 2011, $12,260 in 2012, $12,763 in 2013 and $84,144 thereafter.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Under contractual agreements, CSC Holdings, Inc., a wholly owned subsidiary of Cablevision, provides certain management services to the Company.  These agreements provide for payment, in addition to expense reimbursement, of an aggregate fee of 3.5% of AMC LLC and its subsidiaries, including WE LLC, gross revenues, as defined in the management agreement.  The agreements are automatically renewable every five years at the option of Cablevision.  Pursuant to the terms of these agreements, the Company was charged management fees of $21,513, $19,282 and $17,795, in 2008, 2007 and 2006, respectively.

Cablevision allocates to the Company its proportionate share of expenses or benefits related to Cablevision’s employee stock plans and Cablevision’s long-term incentive plans.  For the years ended December 31, 2008, 2007 and 2006, the Company recorded a net expense of $7,934, $7,005 and $10,749, respectively, for its proportionate share of the Cablevision share-based compensation expense and recorded an expense of $8,670, $9,860 and $8,230, for the years ended December 31, 2008, 2007 and 2006, respectively, related to Cablevision’s long-term incentive plan.  Such amounts are included in selling, general and administrative expenses in the consolidated statements of income.  Liabilities related to the stock appreciation rights (“SARs”) granted under the Cablevision employee stock plans are funded by Rainbow Media Holdings; therefore, the allocation to the Company of its proportionate share of the related expenses is reflected as capital contributions from Rainbow Media Holdings in the consolidated financial statements of the Company.  The long-term incentive plans are funded by the Company and aggregate liabilities of $18,996 and $21,063, related to these plans are included in accrued employee related costs and other long-term liabilities in the Company’s consolidated balance sheets at December 31, 2008 and 2007, respectively.  These liabilities include certain performance based awards for which the performance criteria had not been met as of December 31, 2008 as such awards are based on achievement of certain performance criteria through December 31, 2010.  The Company has accrued the amount that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards.  If it is subsequently determined that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

NOTE 10.                                          BENEFIT PLANS

Cablevision sponsors a non-contributory, qualified defined benefit cash balance pension plan, a non-contributory non-qualified defined benefit excess cash balance plan, a qualified defined contribution 401(k) savings plan and a non-qualified excess savings plan in which certain employees of the Company participate.  In connection with the cash balance plan and excess cash balance plan, the Company is charged by Cablevision for credits made into an account established for each participant.  Such credits are based upon a percentage of eligible base pay and a market-based rate of return.  The Company also makes matching contributions for a portion of employee voluntary contributions to the 401(k) savings and excess savings plan.  Total expense related to these plans was $1,401, $1,080, and $952 for the years ended December 31, 2008, 2007, and 2006, respectively. The Company does not provide postretirement benefits for any of its employees.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 11.                                          INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal income tax purposes.  Accordingly, based upon the provisions of Statement No. 109, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

Income tax expense of the Company consists of the following components:

	Years Ended December 31,
	2008	2007	2006
Current expense:
Federal	$55,697	$31,949	$35,495
State and other	7,883	5,232	5,790
	63,580	37,181	41,285

Deferred expense (benefit):
Federal	(652)	1,382	(12,046)
State	842	1,899	(2,605)
	190	3,281	(14,651)
Tax expense relating to uncertain tax positions, including accrued interest	2,644	2,516	—

Income tax expense	$66,414	$42,978	$26,634

The income tax expense of the Company differs from the amount derived by applying the statutory federal rate to pretax income due principally to the effect of the following items:

	Years Ended December 31,
	2008	2007	2006

Federal tax expense at statutory rate	$60,137	$37,736	$24,417
State income taxes, net of federal benefit	3,966	2,296	2,761
Change in the state rate used to determine deferred taxes, net of federal benefit	522	1,066	(691)
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	1,706	1,628	—
Nondeductible expenses	175	249	148
Other	(92)	3	(1)
Income tax expense	$66,414	$42,978	$26,634

The tax effects of temporary differences that give rise to significant portions of deferred tax assets or liabilities at December 31, 2008 and 2007 are as follows:

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

	December 31,
Deferred Tax Asset (Liability)	2008	2007
Current
Compensation and benefit plans	$2,056	$937
Allowance for doubtful accounts	20	15
Liability under derivative contracts	1,006	—
Other liabilities	324	255
Deferred tax asset, current	3,406	1,207

Non-current
Compensation and benefit plans	5,378	5,923
Fixed assets and intangibles	22,166	24,565
Partnership investment	(133,537)	(134,057)
Tax and accrued interest liabilities for uncertain tax positions	1,824	888
Other	(730)	171
Net deferred tax liability, non-current	(104,899)	(102,510)

Total net deferred tax liability	$(101,493)	$(101,303)

AMC LLC is treated as a partnership for income tax purposes.  Accordingly, the Company records deferred income taxes for the outside basis difference with regard to its investment in AMC LLC.

Deferred tax assets have resulted from the Company’s future deductible temporary differences. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the realization of its deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record a valuation allowance against its deferred tax assets resulting in additional income tax expense in the Company’s consolidated statement of income.  Management evaluates the realizability of the deferred tax assets and the need for valuation allowances quarterly.  As of December 31, 2008, based on current facts and circumstances, management believes that it is more likely than not that the Company will fully realize the benefit associated with its gross deferred tax assets.

A reconciliation of the beginning and ending amount of the unrecognized tax benefit associated with uncertain tax positions (excluding associated deferred tax benefits and accrued interest), which is included in other long-term liabilities, is as follows:

Balance at December 31, 2007	$2,210
Increases related to prior year tax positions	655
Decreases related to prior year tax positions	—
Increases related to current year tax positions	1,460
Settlements	(6)
Lapse of statute of limitations	—
Balance at December 31, 2008	$4,319

As of December 31, 2008, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company’s tax returns, the Company’s income tax expense attributable to continuing operations would decrease by $2,807, excluding the related interest.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Interest expense of $331, net of the associated deferred tax benefit of $198, has been recognized during the year ended December 31, 2008 and is included in income tax expense in the consolidated statement of income.  At December 31, 2008, accrued interest on uncertain tax positions was $835 and is included in other long-term liabilities in the consolidated balance sheet.

Management does not believe that it is reasonably possible that the total amount of unrecognized tax benefit for uncertain tax positions existing as of December 31, 2008 will significantly increase or decrease within twelve months of December 31, 2008.

AMC and WE tv are presently under audit by the City of New York with regard to the unincorporated business tax for 2003 through 2005.  During 2008, IFC’s City of New York unincorporated business tax examination for 2004 was finalized, which resulted in a settlement payment of $8, including interest.

Management does not believe that the resolution of the ongoing income tax examinations will have a material adverse impact on the financial position of the Company.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 12.                                          OFF BALANCE SHEET COMMITMENTS

Future cash payments required under unconditional purchase obligations pursuant to contracts entered into by the Company in the normal course of business as of December 31, 2008 are as follows:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years	Other
	(dollars in thousands)
Off balance sheet arrangements:
Purchase obligations (1)	$206,550	$70,569	$24,283	$27,210	$84,488	$—
Guarantees	103	103	—	—	—	—
	206,653	70,672	24,283	27,210	84,488	—
Contractual obligations reflected on the balance sheet:
Contract obligations (2)	796	199	398	199	—	—
Taxes (3)	5,154	—	—	—	—	5,154
	5,950	199	398	199	—	5,154
Total	$212,603	$70,871	$24,681	$27,409	$84,488	$5,154

(1)          Purchase obligation amounts not reflected on the balance sheet consist primarily of (i) long-term program rights obligations, (ii) long-term transmission service commitments, and (iii) marketing commitments.

(2)          This amount represents primarily additional annual required payments relating to the acquisition of a film web site business in 2008.

(3)   This amount represents noncurrent tax liabilities, including accrued interest, relating to uncertain tax positions.

NOTE 13.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Interest Rate Swap Contracts (Liabilities Under Derivative Contracts)

Interest rate swap contracts are carried on the consolidated balance sheets at fair value.  See Note 7.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Bank Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value, are summarized as follows:

	December 31, 2008
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$700,000	$700,000
Senior notes	299,014	270,000
Senior subordinated notes	323,564	289,250
	$1,322,578	$1,259,250

	December 31, 2007
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$500,000	$500,000
Senior notes	298,745	309,000
Senior subordinated notes	323,311	341,250
	$1,122,056	$1,150,250

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 14.                                          LEGAL MATTERS

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

In June 2003, Cablevision reported that it had discovered certain improper expense accruals primarily at its national programming services.  The improper expense recognition matter was the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  On January 22, 2009, the SEC announced that it had entered a Cease-and-Desist Order (“the Order”) against Cablevision with respect to the previously disclosed SEC investigations concerning improper expense accruals and Cablevision’s timing of recognition of

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

launch and marketing support payments. The Order directs Cablevision to cease and desist from further violations of the reporting provisions and the books and records and internal accounting controls requirements of the Securities Exchange Act of 1934. Cablevision consented to the entry of the Order without admitting or denying any of the factual findings in the Order.

Stock Option Related Matters

Cablevision and CSC Holdings announced on August 8, 2006 that, based on a voluntary review of past practices in connection with grants of stock options and stock appreciation rights (“SARs”), they had determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Cablevision stock option plans.  Cablevision and CSC Holdings have advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  Cablevision and CSC Holdings have received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock option issues. Cablevision and CSC Holdings have also received a document request from the SEC relating to its informal investigation into these matters.  Cablevision and CSC Holdings continue to fully cooperate with such government investigations. In addition, purported derivative lawsuits related to Cablevision’s past stock option and SAR grants were filed in 2006.

On June 4, 2008, Cablevision and CSC Holdings, entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with the plaintiffs and most of the defendants in these lawsuits.  Under the Settlement Agreement, the settling defendants agreed to provide Cablevision aggregate consideration valued at approximately $24,400, in the form of a combination of cash payments, repricing the exercise price of outstanding Cablevision options and SARs, return of outstanding common stock, restricted stock units, options and SARs (including rights to the $10 special dividend paid by Cablevision in 2006), and surrender of potential contractual claims.

As contemplated by the Settlement Agreement, on June 16, 2008, the trial court in the Nassau County action issued an order approving the publication of a notice of the proposed settlement and scheduling a hearing for September 9, 2008 to determine whether to approve the settlement.  On September 15, 2008, the court approved the Settlement Agreement in its entirety and awarded plaintiffs’ counsel fees and expenses, to be paid out of the settlement proceeds, of $7,116.  The court’s approval is now final and all claims in the state case are dismissed.  All claims against the settling defendants in the federal case have also been dismissed.  The financial statement impact of the Settlement Agreement was not material and was recognized in September 2008.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Other Matters

In addition to the matters discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 15.                                          SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure, as well as information as to the operations of the Company’s business segments below.

	Years Ended December 31,
	2008	2007	2006
Revenues, net
AMC Networks	$631,092	$567,119	$509,819
IFC	110,390	101,652	91,879
	$741,482	$668,771	$601,698

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Years Ended December 31,
	2008	2007	2006
Adjusted operating cash flow
AMC Networks	$298,799	$272,362	$239,331
IFC	33,685	35,168	30,165
	$332,484	$307,530	$269,496

	Years Ended December 31,
	2008	2007	2006
Depreciation and amortization
AMC Networks	$(55,474)	$(55,352)	$(56,302)
IFC	(3,802)	(3,977)	(5,194)
	$(59,276)	$(59,329)	$(61,496)

	Years Ended December 31,
	2008	2007	2006
Share-based compensation expense
AMC Networks	$(5,939)	$(5,535)	$(8,607)
IFC	(1,995)	(1,470)	(2,142)
	$(7,934)	$(7,005)	$(10,749)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

	Years Ended December 31,
	2008	2007	2006
Restructuring expense
AMC Networks	$(62)	$(1,239)	$—
IFC	(30)	(388)	—
	$(92)	$(1,627)	$—

	Years Ended December 31,
	2008	2007	2006
Operating income
AMC Networks	$237,324	$210,236	$174,422
IFC	27,858	29,333	22,829
	$265,182	$239,569	$197,251

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2008	2007	2006

Income before income taxes
Total operating income for reportable segments	$265,182	$239,569	$197,251
Items excluded from operating income:
Interest expense	(91,017)	(111,170)	(125,195)
Interest income	1,282	1,061	3,840
Write-off of deferred financing costs	—	(2,919)	(6,084)
Loss on extinguishment of debt	—	(19,113)	—
Loss on derivative contracts	(2,843)	—	—
Miscellaneous, net	(785)	390	(48)
Income before income taxes	$171,819	$107,818	$69,764

	December 31,
	2008	2007
Assets
AMC Networks	$1,951,085	$1,687,942
IFC	270,771	256,887
RNS Parent	26,765	65,669
Deferred tax asset	3,406	1,207
Intersegment eliminations	(973,582)	(769,296)
	$1,278,385	$1,242,409

	Years Ended December 31,
	2008	2007	2006
Capital Expenditures
AMC Networks	$3,200	$4,531	$4,571
IFC	1,692	2,437	648
	$4,892	$6,968	$5,219

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade account receivables.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.

The following individual customers accounted for the following percentages of the AMC networks and IFC segments’ net revenues for the years ended December 31,:

	2008	2007	2006

Customer A	13%	14%	14%
Customer B	11%	12%	13%
Customer C	13%	13%	12%

The following individual customers accounted for the following percentages of the AMC Networks and IFC segments’ net trade receivable balances at December 31,:

	2008	2007
Customer A	10%	11%
Customer B	10%	10%
Customer C	10%	10%

NOTE 16.                                          INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of the Company’s selected quarterly financial data for the years ended December 31, 2008 and 2007:

	March 31,	June 30,	September 30,	December 31,	Total
2008:	2008	2008	2008	2008	2008

Revenues, net	$178,530	$186,606	$185,029	$191,317	$741,482
Operating expenses	(120,677)	(113,317)	(120,746)	(121,560)	(476,300)
Operating income	$57,853	$73,289	$64,283	$69,757	$265,182

Net income	$21,593	$32,004	$26,011	$25,797	$105,405

	March 31,	June 30,	September 30,	December 31,	Total
2007:	2007	2007	2007	2007	2007

Revenues, net	$158,307	$166,763	$164,387	$179,314	$668,771
Operating expenses	(100,666)	(110,744)	(103,201)	(114,591)	(429,202)
Operating income	$57,641	$56,019	$61,186	$64,723	$239,569

Net income	$17,295	$15,591	$6,566	$25,388	$64,840

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

NOTE 17.                                          OTHER MATTERS

Acquisition of Sundance Channel L.L.C.

On June 16, 2008, certain other wholly-owned subsidiaries of RMH completed transactions which resulted in the 100% acquisition of Sundance Channel L.L.C. (“Sundance”).  To partially fund payments made by RMH in connection with the acquisition, the Company borrowed $210,000 under its bank revolving credit facility which was transferred to RMH and recorded as a capital distribution by the Company to its parent, Rainbow Programming Holdings, a direct wholly owned subsidiary of RMH.

Affiliation Agreements

On April 30, 2007, Rainbow Media Holdings entered into an agreement with Comcast Corporation for the sale of its interests in subsidiaries which operated two regional television sports programming networks.  Contemporaneously with the execution of the purchase agreement relating to the sale of such networks, subsidiaries of the Company and Comcast Corporation entered into or extended affiliation agreements relating to the carriage of AMC, IFC and WE tv.

Transactions with Time Warner

In connection with the settlement of Time Warner litigation with AMC LLC and the simultaneous entering into 11 separate affiliation agreements with Time Warner by some of Cablevision’s programming services, including AMC LLC,  $74,000 of required payments, all of which have been paid to Time Warner over the 2005-2007 period, attributable to AMC LLC were capitalized as deferred carriage fees and are being amortized as a reduction to revenue over the approximate 13 year life of the extended AMC LLC affiliation agreement.